UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas		76087
(Address of principal executive offices)		(Zip Code)

(254) 776-3722

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Warrants, each 124.777 warrants exercisable for one share of Class A common stock at an exercise price of $717.47 per share	ACDCW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On December 5, 2022, ProFrac Holding Corp., a Delaware corporation (“ProFrac”), issued a press release announcing that ProFrac Holdings II, LLC (“ProFrac II LLC”), a Texas limited liability company and a subsidiary of ProFrac, entered into a definitive agreement to acquire the Eagle Ford sand mining operations of Monarch Silica, LLC, a Texas limited liability company (“Monarch Silica”), and posted an associated investor presentation to its website.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference. A copy of the investor presentation is further attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release and the investor presentation attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release and the investor presentation attached as exhibits hereto, the press release and the investor presentation contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release and the investor presentation regarding these forward-looking statements.

Item 8.01	Other Information.

On December 5, 2022, ProFrac II LLC entered into a Membership Interest Purchase Agreement by and among ProFrac II LLC, Monarch Capital Holdings, LLC, a Texas limited liability company (“Monarch Capital”), Monarch Silica, David E. Welch and Paul A. Welch, pursuant to which ProFrac II LLC agreed to purchase from Monarch Capital 100% of the issued and outstanding membership interests of Monarch Silica (such transactions contemplated by the Membership Interest Purchase Agreement, collectively, the “Equity Transaction”).

On December 5, 2022, 2022, in connection with the Equity Transaction, ProFrac II LLC entered into a Real Property Purchase and Sale Agreement by and between ProFrac II LLC and DPW Investments, LLC, a Texas limited liability company (“DPW”), pursuant to which ProFrac II LLC agreed to purchase from DPW all of its right, title and interest in and to certain real property located in Bexar County, Texas (such transactions contemplated by the Real Property Purchase Sale Agreement, the “Real Property Transaction” and together with the Equity Transaction, the “Monarch Transaction”).

The aggregate purchase price of the Monarch Transaction is $175 million, of which (i) $87.5 million will be payable in cash at the closing of the Monarch Transaction, and (ii) the remaining $87.5 million will be paid in the form of a secured note payable by ProFrac II LLC (the “Note”).

The Note bears interest at a rate of 2.50% per annum and matures on the earlier of (i) the two-year anniversary of the date of the Note and (ii) the date on which all amounts thereunder are due and payable pursuant to the terms and conditions thereof. A portion of the cash consideration is subject to certain post-closing adjustments. The closing of the Monarch Transaction is subject to customary closing conditions, including regulatory approvals and absence of legal impediments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of December 5, 2022, of ProFrac Holding Corp. announcing the entry by ProFrac Holdings II, LLC into a definitive agreement to acquire the Eagle Ford sand mining operations of Monarch Silica, LLC.

99.2	Investor presentation released December 5, 2022 by ProFrac Holding Corp. regarding the potential acquisition of the Eagle Ford sand mining operations of Monarch Silica, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
Name:	Lance Turner
Title:	Chief Financial Officer

Date: December 6, 2022